Exhibit 10.21

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is made and entered into as of November 24, 2008 (the “Effective Date”), by and between LifeNet Health, Inc., having an address of 1864 Concert Drive, Virginia Beach, VA 23453 (“LifeNet”), and RTI Biologics, Inc., having an address of 11621 Research Circle, Alachua, FL 32615 (“RTI”).

WHEREAS, ************;

NOW THEREFORE, for the mutual promises, covenants, warranties, and agreements set forth in this Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, LifeNet and RTI (collectively, “the Parties”; singly, “Party”) mutually covenant and agree as follows:

DEFINITIONS

“Affiliate(s)” shall mean, in relation to any Party hereto, any corporation or other business entity presently or in the future controlled by, controlling, or under common control with that Party including (i) any subsidiary of a Party at least 50% of whose voting interest are owned or controlled directly or indirectly by that Party and (ii) any parent entity owning or controlling directly or indirectly at least 50% of the voting interests of the Party.

“Covered Technology” shall mean (i) **********, including improvements and modifications thereto, used by RTI or its Affiliates in the past, present, or future; **********.

“LifeNet Patents” shall mean (i) U.S. Patent Nos. **********, and any LifeNet owned, controlled or future acquired domestic or international patent related to **********, including improvements and modifications thereto; and (ii) any continuation, continuation-in-part, divisional, reissue, reexamination, application, extension or renewal patent or application and foreign equivalent or counterpart patent or patent application to any of the foregoing, including any continuation, continuation-in-part, divisional, reissue, reexamination, application, extension or renewal patent or application claiming priority to any of the foregoing.

ARTICLE 1

LICENSE

LifeNet hereby grants to RTI and its Affiliates, as well as their respective end users concerning RTI or RTI Affiliate products and services or components thereof, an irrevocable, perpetual, non-exclusive, worldwide license under the LifeNet Patents including, without limitation, a license to make, have made, import, export, use, offer to sell or distribute, and sell or distribute the Covered Technology. With respect to individuals or entities in the chain of distribution of RTI (or its Affiliate(s)) products and services, LifeNet further grants a limited license to those individuals and entities to the extent reasonably necessary to carry out their tasks within the chain of distribution. The term of the License is for seven (7) years or the remaining life of any LifeNet Patent, whichever is longer.

The presence of asterisks (*) indicates that Confidential portions have
been omitted and filed separately with the Commission	CONFIDENTIAL

ARTICLE 2

PAYMENTS

2.1 Beginning on November 26, 2008, RTI shall owe LifeNet a total of Four Million Nine Hundred Thousand U.S. Dollars and no cents (US $4,900,000.00) to be paid in five annual installments of Nine Hundred Eighty Thousand U.S. Dollars and no cents ($980,000.00). RTI and LifeNet agree that the payment schedule for RTI’s payments to LifeNet is as follows: November 26, 2008 ($980,000); November 25, 2009 ($980,000); November 24, 2010 ($980,000); November 23, 2011 ($980,000); and November 28, 2012 ($980,000). Upon payment of the full $4,900,000.00 to LifeNet in accordance with this Article 2.1, all licenses, covenants, terms and conditions of this Agreement shall be deemed paid in full. RTI may, in its sole discretion, make prepayment(s) without penalty.

2.2 Payments shall be made via bank wire transfer to:

Bank:	**********

Account Name:	**********
Account Number:	**********

2.3 The Parties agree that the aforementioned installments collectively represent consideration for the Parties’ full releases, covenants, and License as set forth in this Agreement and are not in any way representative of the value of any or all of the LifeNet Patents.

ARTICLE 3

CONFIDENTIALITY/RESTRICTED COMMUNICATIONS

3.1 The Parties agree that this Agreement, including the rights granted hereunder **********, are confidential (“Confidential Information”) and that the Parties will not disclose, directly or indirectly, the terms of this Agreement, other than to their attorneys, their accountants, their tax preparers, their financial advisors, their employees or agents who need to know in the course and scope of performing their normal job functions, and lawful taxing authorities, or unless otherwise required by law, by judicial process, or by any securities regulations, or upon the other Party’s written consent. With respect to disclosures of Confidential Information pursuant to this Agreement, the Parties shall advise those to whom the Confidential Information is disclosed as to the confidential nature of said Confidential Information, and the Parties shall take such commercially reasonable steps as necessary to ensure that those to whom the Confidential Information is disclosed will maintain its confidentiality to a degree at least as stringent as provided for in this Agreement.

3.2 Notwithstanding Article 3.1 above, the Parties agree that either Party may disclose (i) any facts publicly available as of the Effective Date, and (ii) the terms of this Agreement as required by law or as necessary in order to enforce the terms and obligations set forth in this Agreement. In all other respects, the Parties shall keep the terms of this Agreement confidential.

3.3 **********.

The presence of asterisks (*) indicates that Confidential portions have
been omitted and filed separately with the Commission	CONFIDENTIAL

3.4 Notwithstanding the foregoing, the Parties’ confidentiality and nondisclosure agreements of April 24, 2008 and June 11, 2008 remain in full effect.

ARTICLE 4

ASSIGNMENTS

Except in association with a merger, acquisition, change in control, or sale of all or substantially all of RTI’s assets, RTI may not assign or transfer this Agreement without notice to and authorization by LifeNet.

ARTICLE 5

APPLICABLE LAW

This Agreement (and any dispute, controversy, proceedings, or claim of whatever nature arising out of or in any way relating to this Agreement) shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

ARTICLE 6

NOTICES AND OTHER COMMUNICATIONS

All notices and other communications required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by registered airmail, prepaid airmail, prepaid air express or by facsimile (confirmed by registered or certified air mail) and shall be effective on the date of receipt by the addressee. Such notice or communication shall be directed to:

If to LifeNet:

Douglas B. Wilson
Executive Vice President
LifeNet Health, Inc.
1864 Concert Drive
Virginia Beach, VA 23453-1903
Fax: 757-464-5721

If to RTI:

Thomas F. Rose		Legal Department
Executive Vice President and C.F.O.		RTI Biologics, Inc.
RTI Biologics, Inc.	and	11621 Research Circle
11621 Research Circle		Alachua, FL 32615
Alachua, FL 32615		Fax: 386-418-5157
Fax: 386-418-0342

The presence of asterisks (*) indicates that Confidential portions have
been omitted and filed separately with the Commission	CONFIDENTIAL

ARTICLE 7

MISCELLANEOUS

7.1 LifeNet represents and warrants that: (i) LifeNet is the sole and exclusive owner of all right, title and interest in and to the LifeNet Patents; (ii) LifeNet has the right to grant the licenses, covenants, and releases set forth in this Agreement; (iii) LifeNet, having conducted a reasonable investigation, has no known outstanding encumbrances or agreements, including any agreements with any third parties, which would be inconsistent with the licenses, covenants, or releases set forth in this Agreement; (iv) **********; and (v), anything in this Agreement to the contrary notwithstanding, all claims in the LifeNet Patents are valid, enforceable, and are not obvious or anticipated in light of prior art.

7.2 RTI agrees that it shall make payment as provided for in Article 2 regardless of whether RTI chooses to use the LifeNet Patents. **********.

7.3 **********.

7.4 RTI agrees to operate its business in compliance with the standards of the American Association of Tissue Banks and in accordance with all applicable federal, state and local laws, rules and regulations.

7.5 **********.

7.6 This Agreement shall be treated as though having been drafted through the equal participation of both Parties, and no provision shall be interpreted against any Party on the basis that the Party is deemed to be the sole or primary drafter of the provision. If any provision of this Agreement is determined by a court to be unenforceable, the Parties shall deem the provision to be modified to the extent necessary to allow it to be enforced to the extent permitted by law, or if it cannot be modified, the provision or portion of a provision will be severed and deleted from this Agreement and the remainder of this Agreement will continue in effect, so long as such removal or alteration does not modify the intent of the provision.

7.7 This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A facsimile or electronically reproduced signature shall have the same force and effect as an original signature.

7.8 LifeNet represents, warrants, and covenants that the person signing on behalf of LifeNet has the authority to bind LifeNet to this Agreement. RTI represents, warrants, and covenants that the person signing on behalf of RTI has the authority to bind RTI and its Affiliates to this Agreement.

7.9 Article headings in this Agreement are for convenience only and are not to be construed as part of this Agreement.

ARTICLE 8

**********.

The presence of asterisks (*) indicates that Confidential portions have
been omitted and filed separately with the Commission	CONFIDENTIAL

ARTICLE 9

ENTIRE AGREEMENT

This Agreement contains the entire agreement between LifeNet and RTI and their respective Affiliates. No modification or amendment to this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the Party to be charged, with the writing expressly identifying what it modifies or amends. A waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives on the date written below.

LIFENET HEALTH, INC.		RTI BIOLOGICS, INC.

By:	/s/ Douglas B. Wilson	By:	/s/ Thomas F. Rose
Name:	Douglas B. Wilson	Name:	Thomas F. Rose
Title:	Executive Vice President	Title:	Executive Vice President and CFO
Date:	11/24/2008	Date:	11/24/2008

The presence of asterisks (*) indicates that Confidential portions have
been omitted and filed separately with the Commission	CONFIDENTIAL